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                                                                 Exhibit 10.19


                            THE AMENDED 1997 OPTION PLAN
                               FOR KEY EMPLOYEES OF
                             AMPHENOL AND SUBSIDIARIES


1.   Purpose of Plan

     The 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "Plan") is designed:

     (a) to promote the long term financial interests and growth of Amphenol Corporation (the "Corporation") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

     (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.   Definitions

     As used in the Plan, the following words shall have the following meanings:


     (a)  "Board of Directors" means the Board of Directors of the Corporation.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Compensation Committee of the Board of Directors.

     (d) "Common Stock" or "Share" means Series A Common Stock of the Corporation which may be authorized but unissued, or issued and reacquired.

     (e) "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

     (f)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.


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1/21/98
     (h) "Management Stockholders' Agreement" means an agreement between the Corporation and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to Options granted under this Plan.

     (i) "Option Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a grant of Options pursuant to the Plan.

     (j) "Option" means an option to purchase shares of the Common Stock which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

     (k) "Participant" means an Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more grants of Options have been made and such grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.


     (l) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


3.   Administration of Plan

     (a) The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Option grants or to purchase Shares under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Option grants to Participants who are subject to Section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final

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and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Option grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.   Eligibility

     The Committee may from time to time make Option grants under the Plan to such Employees, or other persons having a unique relationship with Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Option grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries. Options may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Option grant under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and the Management Stockholders' Agreement.

5.   Grants

     From time to time, the Committee, in its sole discretion, will determine the forms and amounts of Options to be granted to Participants. At the time of an Option grant, the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 5, (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the Option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time.

     Options may be granted prior to the effective date of the Plan (as determined pursuant to Paragraph 13 herein); provided, however, that no Option shall be Exercisable prior to the date of the approval of the Plan by the stockholders of the Corporation.

6.   Limitations and Conditions

     (a) The number of Shares available under this Plan shall be 1,750,000 shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Options under this Plan to any one Participant shall not be more than 500,000 Shares. Unless restricted by applicable law, Shares related to Options that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available to be subject to Option grants.

     (b) No Options shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Options granted on or before the expiration of the Plan may extend beyond such expiration. At the time an Option is granted or amended or the terms or conditions of


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an Option are changed, the Committee may provide for limitations or conditions on such grant or purchase consistent with the terms of the Management Stockholders' Agreement.

     (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

     (d) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

     (e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Option grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

     (f) No election as to benefits or exercise of Options may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

     (g) Absent express provisions to the contrary, any grant of Options under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.   Transfers and Leaves of Absence

     For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.


8.   Adjustments

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     In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Option grants and exercise prices related to outstanding Option grants and make such other revisions to outstanding Option grants as it deems are equitably required.

9.   Merger, Consolidation, Exchange,
     Acquisition, Liquidation or Dissolution

     In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

10.  Amendment and Termination

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Option grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Option grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Option grant.

     The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Options under the Plan, decrease the exercise price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.


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11.  Foreign Options and Rights

          The Committee may grant Options to Employees who are subject to the laws of nations other than the United States, which Option grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  Withholding Taxes

     The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.  Effective Date and Termination Dates

     The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.